UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 6, 2015

American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35030		27-3338708
(State or other jurisdiction of incorporation)	(Commission of File No.)		(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200		92130
San Diego, California 92130		(Zip Code)
(Address of principal executive officers)

(858)350-2600
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address, if changed since las report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
¨    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
¨    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, on May 6, 2013 (as amended on February 21, 2014), American Assets Trust, Inc. (the “Company”) entered into separate Equity Distribution Agreements (collectively, the “Agreements”) with each of RBC Capital Markets, LLC, Jefferies LLC, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, each as agents (collectively, the “Placement Agents”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Placement Agents, as agents, shares of the Company’s common stock having an aggregate offering price of up to $150 million (the “Shares”) in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. The issuances and sales under the Agreements have been made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-179411).
On February 6, 2015, the Company filed with the Securities and Exchange Commission a new automatic shelf registration statement on Form S-3 (File No. 333-201909) (the “Automatic Universal Shelf”) to replace the Company’s existing shelf registration statement relating to the “at the market” offering program. In connection with the filing and effectiveness of the Automatic Universal Shelf, the Company amended the Agreements to reference the Automatic Universal Shelf and filed a new prospectus supplement, dated February 6, 2015, relating to the offer and sale of the remaining Shares not yet sold under the “at the market” program.

Item 9.01 Financial Statements and Exhibits.
(d)     The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc. By: /s/ ADAM WYLL Adam Wyll Senior Vice President, General Counsel and Secretary
February 6, 2015